Exhibit 10.6

TRUST UNDER

MORRIS COMMUNICATIONS CORPORATION

DEFERRED COMPENSATION PLAN

THIS AGREEMENT made this 7th day of July, 1999, by and between Morris Communications Corporation (the “Company”) and Institutional Trust Company (the “Trustee”);

WHEREAS, the Company has adopted the nonqualified deferred compensation plan(s) as listed in Appendix A and expects to adopt additional deferred compensation plans that may, with the consent of the Trustee, be added to Appendix A (each referred to as a “Plan”);

WHEREAS, the Company has incurred or expects to incur liability under the terms of each Plan with respect to the individuals participating in each Plan;

WHEREAS, the Company wishes to establish a trust (hereinafter called the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries (or returned to the Company) in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

ARTICLE I

ESTABLISHMENT OF TRUST

1.1. The Company hereby deposits with Trustee in trust the amounts as determined as credited to the individual plan participants and indicated in their respective plans, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

1.2. The Trust hereby established shall be irrevocable.

1.3. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

1.4. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1. herein.

1.5. Within 15 days following the accrual of benefits or deferral of compensation by a Plan participant or other requirement under a Plan for the Company to make a contribution to this Trust, the Company shall irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the accrued benefits or the required contribution pursuant to the terms of the Plan.

1.6. The Trustee shall maintain separate accounts (each referred to as a “Trust Account”) for the benefit of each participant in each Plan. All earnings attributable to or credited to each Trust Account shall be maintained for the benefit of such Trust Account. The Company shall designate the Trust Accounts to which each Company contribution shall be credited.

ARTICLE II

PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

2.1. The Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries) and each account maintained under this Trust, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

2.2. The entitlement of a Plan participant or his or her beneficiaries to benefits under each Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

2.3. The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust Account, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company where principal and earnings are not sufficient.

ARTICLE III

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS

TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

3.1. Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

3.2. At all times during the continuance of this Trust, as provided in Section 1.4. hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1) The Board of Directors and the President of the Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2) Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article II of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

3.3. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

3.4. If and to the extent the Trustee is required to pay any funds from the Trust for the benefit of the Company’s general creditors, then the Trustee shall charge each participant’s Trust Account with a pro rata portion of such payments. The Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to replenish each Trust Account that has been charged with a portion of the amount distributed to general creditors.

3.5. The Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets from any Trust Account before all payments of benefits have been made to the Plan participant or his beneficiaries entitled to such Trust Account pursuant to the terms of the Plan. Notwithstanding the foregoing, if and to the extent a Plan participant forfeits all or any part of his benefits under his Trust Account in accordance with the terms of the Plan, then the Trustee shall immediately distribute such forfeited amounts to the Company. The Trustee shall return to the Company all amounts remaining in a participant’s Trust Account after payment of all benefits has been made under the Plan to the participant and his beneficiaries.

ARTICLE IV

INVESTMENT AUTHORITY

4.1. The Trustee shall hold and invest the assets of the Trust pursuant to the direction of the Company. The Company and the Trustee shall adopt mutually acceptable procedures pertaining to the issuance and implementation of investment directions that shall be given from time to time by the Company to the Trustee.

4.2. In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with plan participants, except that voting rights with respect to Trust assets may be exercised by the Company.

4.3. The Trustee shall have full investment authority over the assets of each Trust Account and shall be entitled to invest the funds in any investments, including but not limited to common trust funds, as the Trustee may from time to time deem appropriate.

4.4. The Company shall have the right, at any time and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust in any Trust Account.

ARTICLE V

DISPOSITION OF INCOME

During the term of this Trust, all income received with respect to each Trust Account, net of expenses and taxes, shall be accumulated and reinvested.

ARTICLE VI

ACCOUNTING BY TRUSTEE

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 15 days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust and each Trust Account during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

ARTICLE VII

RESPONSIBILITY OF TRUSTEE

7.1. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

7.2. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

7.3. Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, including the powers listed in Official Code of Georgia Annotated §53-12-232 which are incorporated by reference, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

7.4. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

ARTICLE VIII

COMPENSATION AND EXPENSES OF TRUSTEE

The Company shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust and shall be allocated among the Trust Accounts in a manner deemed fair and reasonable as determined in the sole discretion of the Trustee.

ARTICLE IX

RESIGNATION AND REMOVAL OF TRUSTEE

9.1. Trustee may resign at any time by written notice to Company, which shall be effective 45 days after receipt of such notice unless Company and Trustee agree otherwise.

9.2. Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

9.3. Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 15 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

9.4. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Article 10 hereof, by the effective date of resignation or removal under paragraph(s) 9.1 or 9.2 of this Article. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

ARTICLE 10

APPOINTMENT OF SUCCESSOR

10.1 If the Trustee resigns or is removed in accordance with Article 9.1 or 9.2 hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as successor to replace the Trustee upon resignation or upon removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

10.2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 6 and 7 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

ARTICLE 11

AMENDMENT OR TERMINATION

11.1. This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or make the Trust revocable.

11.2. The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

11.3. Upon the written approval of all participants or beneficiaries entitled to payment of benefits under any or all Trust Accounts pursuant to the terms of the Plan, the Company may terminate this Trust with respect to such Trust Accounts (or may terminate the entire Trust if the participants or beneficiaries of all Trust Accounts approve) prior to the time all benefit payments under the Plan have been made. All assets in the Trust Accounts so terminated shall be distributed to the Company.

ARTICLE 12

MISCELLANEOUS

12.1. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

12.2. Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

12.3. This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Georgia.

ARTICLE XIII

EFFECTIVE DATE.

The effective date of this Trust Agreement shall be the date first set forth above in the introductory paragraph to this Agreement

MORRIS COMMUNICATIONS CORPORATION

by:
as its:

TRUSTEE

by:
as its: